UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 6, 2009

IPC Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

0-27662	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

American International Building 29 Richmond Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

(441) 298-5100

(Registrant’s telephone number,

including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On August 6, 2009, IPC Holdings, Ltd. (“IPC”) and Validus Holdings, Ltd. (“Validus”) announced that they would begin mailing a definitive joint proxy statement/prospectus to shareholders of record of each company as of July 27, 2009, in connection with the proposed amalgamation of IPC with Validus Ltd., a wholly owned subsidiary of Validus, announced on July 9, 2009 (the “Amalgamation”). An IPC special general meeting of shareholders will be held on September 4, 2009 at 10:00 a.m., Atlantic Time, at which IPC shareholders will be asked to (i) approve an amendment to IPC’s bye-laws to reduce the shareholder vote required to approve an amalgamation with any other company from the affirmative vote of three-fourths of the votes cast thereon at a general meeting of the shareholders to a simple majority and (ii) adopt the amalgamation agreement with Validus and approve the Amalgamation. Under the terms of the amalgamation agreement, upon consummation of the Amalgamation, IPC shareholders will be entitled to receive $7.50 in cash and 0.9727 Validus voting common shares for each IPC common share they hold at the effective time of the Amalgamation. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

99.1	Press release, issued August 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HOLDINGS, LTD.

By	/s/ Melanie J. Saunders
Melanie J. Saunders
Company Secretary

Date: August 6, 2009

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, issued August 6, 2009.

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